SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
     |_|  Preliminary Proxy Statement         |_|  Confidential, For Use of the
     |X|  Definitive Proxy Statement               Commission Only (as permitted
     |_|  Definitive Additional Materials          by Rule 14a-6(e)(2)
     |_|  Soliciting Material Pursuant to
          ss.240.14a-12


                          TARRANT APPAREL GROUP
================================================================================
                (Name of Registrant as Specified in Its Charter)


================================================================================
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                              TARRANT APPAREL GROUP

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------


TIME........................................   10:00   a.m.   Pacific   Time  on
                                               Thursday, May 26, 2005

PLACE.......................................   Tarrant Apparel Group
                                               3151 East Washington Boulevard
                                               Los Angeles, California 90023

ITEMS OF BUSINESS...........................   (1)      To  elect  four  Class I
                                                        members  of the Board of
                                                        Directors  for  two-year
                                                        terms.

                                               (2)      To      ratify       the
                                                        appointment   of   Grant
                                                        Thornton   LLP   as  the
                                                        Company's    independent
                                                        public  accountants  for
                                                        the year ended  December
                                                        31, 2005.

                                               (3)      To  transact  such other
                                                        business as may properly
                                                        come  before the Meeting
                                                        and any  adjournment  or
                                                        postponement.

RECORD DATE.................................   You can  vote if at the  close of
                                               business on March 31,  2005,  you
                                               were   a   shareholder   of   the
                                               Company.

PROXY VOTING................................   All  shareholders  are  cordially
                                               invited   to  attend  the  Annual
                                               Meeting  in person.  However,  to
                                               ensure your representation at the
                                               Annual Meeting,  you are urged to
                                               vote   promptly  by  signing  and
                                               returning   the  enclosed   Proxy
                                               card.





April 15, 2005                                 /S/ GERARD GUEZ
                                              ----------------------------------
                                              GERARD GUEZ, CHAIRMAN OF THE BOARD

                                                           TARRANT APPAREL GROUP
                                                  3151 EAST WASHINGTON BOULEVARD
                                                   LOS ANGELES, CALIFORNIA 90023
                                                                  (323) 780-8250
PROXY STATEMENT
--------------------------------------------------------------------------------


These Proxy materials are delivered in connection with the solicitation by the Board of Directors of Tarrant Apparel Group, a California corporation ("Tarrant," the "Company", "we", or "us"), of Proxies to be voted at our 2005 Annual Meeting of Shareholders and at any adjournments or postponements.

You are invited to attend our Annual Meeting of Shareholders on Thursday, May 26, 2005, beginning at 10:00 a.m. Pacific Time. The meeting will be held at our corporate headquarters, 3151 East Washington Boulevard, Los Angeles, California, 90023.

It is anticipated that the 2004 Annual Report and this Proxy Statement and the accompanying Proxy will be mailed to shareholders on or about May 2, 2005.

SHAREHOLDERS ENTITLED TO VOTE. Holders of our common stock at the close of business on March 31, 2005 are entitled to receive this notice and to vote their shares at the Annual Meeting. Common stock is the only outstanding class of securities of the Company entitled to vote at the Annual Meeting. As of March 31, 2005, there were 28,814,763 shares of common stock outstanding.

PROXIES. Your vote is important. If your shares are registered in your name, you are a shareholder of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by Proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All shareholders can vote by written Proxy card. Your submission of the enclosed Proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. IF YOUR SHARES ARE HELD IN STREET NAME, YOU MUST OBTAIN A PROXY, EXECUTED IN YOUR FAVOR, FROM THE HOLDER OF RECORD IN ORDER TO BE ABLE TO VOTE AT THE MEETING. If you are a shareholder of record, you may revoke your Proxy at any time before the meeting either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person. All shares entitled to vote and represented by properly executed Proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those Proxies. If no instructions are indicated on a properly executed Proxy, the shares represented by that Proxy will be voted as recommended by the Board of Directors.

QUORUM. The presence, in person or by Proxy, of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain non-routine matters and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities.

VOTING. Each share of our common stock is entitled to one vote on each matter properly brought before the meeting. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to shareholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

ELECTION OF DIRECTORS. Our Articles of Incorporation do not authorize cumulative voting. In the election of directors, the four candidates receiving the highest number of votes at the Annual Meeting will be elected. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS. The ratification of the appointment of Grant Thornton LLP as our independent public accountants for the year ending December 31, 2005 will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting.

OTHER MATTERS. At the date this Proxy Statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

In the event a shareholder proposal was not submitted to us prior to March 6, 2005, the enclosed Proxy will confer authority on the Proxyholders to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the Meeting. As of the date hereof, no shareholder proposal has been submitted to us, and management is not aware of any other matters to be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxyholders in accordance with the recommendations of the Board of Directors. Such authorization includes authority to appoint a substitute nominee for any Board of Directors' nominee identified herein where death, illness or other circumstance arises which prevents such nominee from serving in such position and to vote such Proxy for such substitute nominee.

ITEM 1:  ELECTION OF DIRECTORS
--------------------------------------------------------------------------------


Item 1 is the election of four Class I members of the Board of Directors. Our Articles of Incorporation provide that, commencing with the 1998 annual meeting, the Board of Directors shall be divided into two classes which are elected for staggered two-year terms. One of the two classes is elected each year to succeed the directors whose terms are expiring. Our Bylaws provide that the number of directors of the Company shall be fixed from time to time exclusively by the Board of Directors, but shall not be less than six nor more than eleven. The Board of Directors has fixed the number of directors at nine.

The Class I directors whose terms expire at the 2005 Annual Meeting are Barry Aved, Stephane Farouze, Milton Koffman and Mitchell Simbal. The Board of Directors, upon recommendation of the independent directors, has nominated Barry Aved, Stephane Farouze, Milton Koffman and Mitchell Simbal to serve as Class I directors for terms expiring in 2007. The Class II directors are serving terms that expire in 2006.

Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. If any nominee is unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the then current Board of Directors to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

The Board of Directors proposes the election of the following nominees as Class I directors:

                                   Barry Aved
                                Stephane Farouze
                                 Milton Koffman
                                 Mitchell Simbal

If elected, the foregoing four nominees are expected to serve until the 2007 Annual Meeting of Shareholders. The four nominees for election as Class I directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.

The principal occupation and certain other information about the nominees, other directors whose terms of office continue after the Annual Meeting and certain executive officers are set forth on the following pages.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

CLASS I DIRECTOR NOMINEES: TERMS EXPIRING IN 2007
-------------------------------------------------

BARRY AVED                    Barry Aved has served as a director of the Company
                              since  December 3, 1996,  served as our  President
                              from  September  1999 through  March 2000 and from
                              September  1, 2003 to  present,  and has served as
                              our Chief Executive  Officer since September 2004.
                              From 1991 until 1995,  Mr. Aved was the  President
                              of Lerner  New York,  a division  of The  Limited,
                              Inc.
                              DIRECTOR SINCE:  1996      AGE:  62
                              MEMBER:  EXECUTIVE COMMITTEE

STEPHANE FAROUZE              Stephane  Farouze  has served as a director of the
                              Company since May 2003. Mr. Farouze is currently a
                              Managing  Director  of Paradigm  Global  Advisors.
                              Previously,  from March 2000 to November 2000, Mr.
                              Farouze  was  employed as the Global Head of Sales
                              and   Restructuring   of  Societe   General  Asset
                              Management.  From March 1998 to February 2000, Mr.
                              Farouze  was  Head of  Foreign  Exchanges  for the
                              Italian  Market for BNP.  Mr.  Farouze  received a
                              Bachelor of Science in Applied  Arts and  Sciences
                              and a  Business  Administration  (Finance)  degree
                              from San Diego State University in 1992.
                              DIRECTOR SINCE:  2003      AGE:  36
                              MEMBER:  AUDIT COMMITTEE, COMPENSATION COMMITTEE

MILTON KOFFMAN                Milton  Koffman  was  elected as a director of the
                              Company on November  28,  2001.  Since  1997,  Mr.
                              Koffman has been the Chairman of the Board for New
                              Valu,   Inc.,   a  multi-   faceted   provider  of
                              investment  capital,  commercial  loans  and other
                              financial    services   for   various    operating
                              companies.  Additionally,  he  is  a  founder  and
                              director  of  Global  Credit  Services,  a leading
                              provider of business  information and analysis for
                              manufacturing,  financial, lending and real estate
                              companies.  Mr. Koffman has  previously  served on
                              the boards of IEC Electronics, Jayark Corporation,
                              Sattlers Department Stores,  Walter Reed Theaters,
                              Scoreboard,  Inc. and the Gruen Watch Company. Mr.
                              Koffman received a B.S. from Ohio State University
                              in 1945.
                              DIRECTOR SINCE:  2001      AGE:  81
                              MEMBER:  AUDIT COMMITTEE, COMPENSATION COMMITTEE

MITCHELL SIMBAL               Mitchell  Simbal has  served as a director  of the
                              Company since June 6, 2001. Since 1997, Mr. Simbal
                              has  been   Senior   Vice   President   of  Retail
                              Operations   for  Caesars   Entertainment,   which
                              includes Caesars Palace,  Paris Las Vegas, Bally's
                              and Flamingo Hilton. In this position,  Mr. Simbal
                              is responsible for a $100 million retail division.
                              Mr.  Simbal  has a B.S.  in  accounting  from  the
                              University of Hartford.
                              DIRECTOR SINCE:  2001      AGE:  51
                              MEMBER:  AUDIT COMMITTEE, COMPENSATION COMMITTEE


CLASS II DIRECTORS: TERMS EXPIRING IN 2006
------------------------------------------

GERARD GUEZ                   Gerard  Guez  founded  the Company in 1988 and has
                              served  as its  Chairman  of the  Board  since its
                              inception  and as  Chief  Executive  Officer  from
                              inception until 2001. Mr. Guez was re-appointed as
                              Chief  Executive  Officer in March 2003 and served
                              in that position  until August 2004. Mr. Guez also
                              founded Tarrant  Company  Limited  ("Tarrant HK"),
                              the Company's Hong Kong  subsidiary,  in 1985, and
                              he has served as its Chairman since  inception and
                              Chief Executive  Officer from 1985 through October
                              2001.  Prior to  founding  Tarrant  HK,  Mr.  Guez
                              served as the  President  of Sasson  Jeans,  L.A.,
                              Inc.,  which was a manufacturer and distributor of
                              denim apparel under the "Sasson" license.
                              DIRECTOR SINCE:  1988      AGE:  49
                              MEMBER:  EXECUTIVE COMMITTEE

TODD KAY Todd Kay has served as our President from 1988 to September 1999 and from March 2000 to August 2003, and has served as Vice Chairman since September 7, 1999. Mr. Kay has also served as a director of the Company since 1988 and as a director of Tarrant HK since 1986. Prior to joining us, Mr. Kay was a sales manager for Sasson Jeans, L.A., Inc. from 1979 to 1980 and served as President of JAG Beverly Hills, Inc., an apparel manufacturer, from 1980 to 1985.
                              DIRECTOR SINCE:  1988      AGE:  48
                              MEMBER:  EXECUTIVE COMMITTEE

CORAZON REYES                 Corazon  Reyes has been a director  and has served
                              as our Chief Financial  Officer since August 2004.
                              Ms.  Reyes has held  various  positions at Tarrant
                              since its  inception in 1988.  Ms. Reyes served as
                              Chief Operating  Officer of our Mexico  operations
                              from January  2000 until August 2004.  Previously,
                              Ms.  Reyes  served as  Controller  from 1988 until
                              1994,  Chief Operating  Officer from 1994 to 1999,
                              and as a director from  inception  until 1999. Ms.
                              Reyes has also  served as a  director  of our Hong
                              Kong  subsidiary  since 1988. Ms. Reyes received a
                              B.S.   in   Business   Administration   from   the
                              University of the East in the  Philippines and was
                              a C.P.A. in that country.
                              DIRECTOR SINCE:  2004      AGE:  60
                              MEMBER:  EXECUTIVE COMMITTEE

JOSEPH MIZRACHI               Joseph  Mizrachi  has served as a director  of the
                              Company  since  June  6,  2001.  Since  1982,  Mr.
                              Mizrachi  has been  engaged in capital  funding to
                              finance   buyouts   of  small  and   medium   size
                              companies.  He has also been the  Chairman  of the
                              Board of Midwest Properties Management, Inc. since
                              1980,  which is engaged in the  management of real
                              estate,  and he was formerly a member of the board
                              of directors  of American  Realty  Investors  Inc.
                              (NYSE)  and he was a  director  and  member of the
                              loan committee of Heritage Bank in Washington, DC.
                              He held numerous  executive  management  positions
                              with  companies  specializing  in all  aspects  of
                              finance,  insurance  and real  estate,  as well as
                              providing   administration   in  estate   and  tax
                              analysis.  Mr. Mizrachi  received an undergraduate
                              degree in Economics and Political  Science in 1968
                              and a Master's  degree in Business  Administration
                              in Finance and  Marketing  in 1971,  both from the
                              Hebrew University in Jerusalem,  Israel. He became
                              a member of the American Society of Chartered Life
                              Underwriter   (CLU)  in  1973   and  a   Chartered
                              Financial  Consultant  (CFC) in 1982.  In 1978, he
                              received   another  Master's  degree  in  Business
                              Administration and Financial Counseling (MFS) from
                              The American college in Bryn Mawr, Pennsylvania.
                              DIRECTOR SINCE:  2001      AGE:  59
                              MEMBER:  AUDIT COMMITTEE, COMPENSATION COMMITTEE

SIMON MANI                    Simon Mani has served as a director of the company
                              since  December  2004.  Since  1994,  Mr. Mani has
                              served as General  Manager of Mani  Borthers  Real
                              Estate  Investment  Group, a  privately-held  real
                              estate  investment  firm  that  owns,   renovates,
                              operates,  manages,  and  leases  over  1  million
                              square feet of  commercial  property.  Previously,
                              Mr. Mani served as President of the Sara Lee Fresh
                              division  of Sara Lee Bakery from 1992 until 2001.
                              In this  position Mr. Mani  supervised  over 1,500
                              employees and managed over 500  distributors.  Mr.
                              Mani and his  brother  founded  the  International
                              Baking  Company,  which the Manis sold to Sara Lee
                              Bakery in 1992.
                              DIRECTOR SINCE:  2004      AGE:  53
                              MEMBER:  AUDIT COMMITTEE, COMPENSATION COMMITTEE


OTHER EXECUTIVE OFFICERS
------------------------

CHARLES GHAILIAN              Charles  Ghailian joined the Company in March 1999
                              upon  acquisition  of certain assets of CMG, Inc.,
                              where he served as Chief  Executive  Officer since
                              1988.  CMG,  Inc.  designed,   produced  and  sold
                              private  label and CHAZZZ  branded  woven and knit
                              apparel for women,  children and men. He was named
                              President of Chazzz,  a Division of Tag Mex, Inc.,
                              a wholly-owned subsidiary of the Company. In April
                              2002, Mr. Ghailian was appointed  President of Tag
                              Mex,  Inc. In addition to managing the  day-to-day
                              operations of Tag Mex, Inc., Mr. Ghailian oversees
                              developments  with  certain  customers   including
                              Sears, J.C. Penny and Mervyn's.
                              AGE:  52

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS
-----------------------------------------------------

MEETINGS AND COMMITTEES. The Board of Directors held 13 meetings during fiscal 2004. The Board of Directors has the following standing committees: Audit Committee and Compensation Committee. While directors generally attend annual shareholder meetings, the Company has not established a specific policy with respect to members of the Board of Directors attending annual meetings.

The Audit Committee currently consists of Messrs. Farouze, Koffman, Mizrachi, Mani and Simbal, all of whom are considered "independent" under Rule 4200(a)(15)of the National Association of Securities Dealers listing standards. The Board of Directors has determined that Mitchell Simbal is an audit committee financial expert, as defined in Item 401(h)(2) of Regulation S-K. The primary purposes of the Audit Committee are (i) to review the scope of the audit and all non-audit services to be performed by our independent auditors and the fees incurred by us in connection therewith, (ii) to review the results of such audit, including the independent accountants' opinion and letter of comment to management and management's response thereto, (iii) to review with our independent accountants our internal accounting principles, policies and practices and financial reporting, (iv) to engage our independent auditors and (v) to review our quarterly and annual financial statements prior to public issuance. The role and responsibilities of the Audit Committee are more fully set forth in a written Charter adopted by the Board of Directors. The Audit Committee held 14 meetings during fiscal 2004.

The Compensation Committee currently consists of Messrs. Farouze, Koffman, Mizrachi, Mani and Simbal. The Compensation Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is responsible for administering the Company's stock option and executive incentive compensation plans. The Compensation Committee held 4 meetings during fiscal 2004.

DIRECTOR NOMINATIONS. We do not currently have a standing nominating committee. The Board of Directors has adopted resolutions requiring that all director nominations be approved or recommended for approval by a majority of the independent directors (as defined by Nasdaq), voting in executive session (the "Independent Board Members").

The Independent Board Members review those Board members who are candidates for re-election to our Board of Directors, and make the determination to nominate a candidate who is a current member of the Board of Directors for re-election for the next two-year term. The nominating committee's methods for identifying candidates for election to the Board of Directors (other than those proposed by our shareholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources--members of the Board of Directors; our executives; individuals personally known to the members of the Board of Directors; and other research. We may also from time to time retain one or more third-party search firms to identify suitable candidates. The Independent Board Members also nominate outside candidates for inclusion on the Board of Directors.

A Tarrant shareholder may nominate one or more persons for election as a director at an annual meeting of shareholders if the shareholder complies with the notice, information and consent provisions contained in our Bylaws. In addition, the notice must be made in writing and include (i) the qualifications of the proposed nominee to serve on the Board of Directors, (ii) the principal occupations and employment of the proposed nominee during the past five years,
(iii) directorships currently held by the proposed nominee and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to our Secretary.

Among other matters, the Independent Board Members:

         o Review the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of Tarrant and the Board;

         o Conduct candidate searches, interview prospective candidates and conduct programs to introduce candidates to Tarrant, its management and operations, and confirm the appropriate level of interest of such candidates;

         o Recommend to the Board qualified candidates who bring the background, knowledge, experience, independence, skill sets and expertise that would strengthen and increase the diversity of the Board;

         o        Conduct   appropriate   inquiries   into  the  background  and
                  qualifications of potential nominees; and

         o Review the suitability for continued service as a director of each Board member when he or she has a significant change in status, such as an employment change, and recommend whether or not such director should be re-nominated.

Based on the foregoing, the Independent Board Members recommended the nomination of Barry Aved, Stephane Farouze, Milton Koffman and Mitchell Simbal for re-election as Class I directors to the Board of Directors, subject to shareholder approval, for a two-year term ending on the date of the 2007 Annual Meeting.

All directors attended 75% or more of all the meetings of the Board of Directors and those committees on which he or she served in fiscal 2004.

DIRECTORS' COMPENSATION. The Company pays to each director who is not employed by the Company $4,000 per month for attending meetings of the Board of Directors and committees of the Board of Directors, and reimburses such person for all expenses incurred by him in his capacity as a director of the Company. In addition, the Chairman of each committee receives $2,000 per year for such service. The Board of Directors may modify such compensation in the future. In addition, each director not employed by the Company, upon joining the Board of Directors, will receive an option to purchase 20,000 shares of our common stock and, thereafter, an option to purchase 4,000 shares of common stock on the date of each annual meeting at which such person is reelected to serve as a director. Such options will have an exercise price equal to the fair market value of such shares on the date of grant, become exercisable so long as the recipient continues to serve as a director in four equal annual installments commencing on the first anniversary of the grant thereof, and expire on the tenth anniversary of the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Compensation Committee of our Board of Directors currently consists of Messrs. Farouze, Koffman, Mizrachi, Mani and Simbal. None of these individuals was an officer or employee of the Company at any time during fiscal 2004. No current executive officer of the Company has served as a member of the board of directors or compensation committee of any entity for which a member of our Board of Directors or Compensation Committee has served as an executive officer.

SHAREHOLDER COMMUNICATIONS. Holders of the Company's securities can send communications to the Board of Directors via mail or telephone to the Secretary at the Company's principal executive offices.

CODE OF ETHICS. We have adopted a Code of Ethical Conduct that is applicable to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. A copy of our Code of Ethical Conduct is filed as an exhibit to our Annual Report on Form 10-K.

ITEM 2:  RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

Item 2 is the ratification of Grant Thornton LLP as our independent public accountant for the year ending December 31, 2005. The Audit Committee of the Board of Directors recommended and the Board of Directors has selected, subject to ratification by a majority vote of the shares of common stock present or represented and entitled to vote at the Annual Meeting, the firm of Grant Thornton LLP to continue as our independent public accountant for the current fiscal year ending December 31, 2005. Grant Thornton LLP has served as the principal independent public accounting firm utilized by us during the years ended December 31, 2004 and 2003. We anticipate that a representative of Grant Thornton LLP will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, a representative of Grant Thornton LLP will be afforded an opportunity to make a statement if he or she so desires.

While there is no legal requirement that this proposal be submitted to shareholders, it will be submitted at the Annual Meeting nonetheless, as the Board of Directors believes that the selection of auditors to audit our consolidated financial statements is of sufficient importance to seek shareholder approval. If the shareholders do not ratify this appointment, other firms of certified public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

Ernst & Young LLP, the Company's former independent public accounts for the fiscal years ended December 31, 1995 through 2002, was dismissed on July 2, 2003. The principal accountant's report on the financial statements for the fiscal years ended December 31, 2001 and 2002 did not contain an adverse opinion or a disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was recommended and approved by the Audit Committee. During the fiscal years ended December 31, 2001 and 2002, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Ernst & Young, LLP would have caused it to make reference to the subject matter of the disagreement in connection with its report.

During 2003, Ernst & Young advised us and discussed with the Audit Committee that, due in part to certain acquisitions by our subsidiaries in Mexico and modifications to our inventory costing methodology, certain improvements in the internal controls of those subsidiaries were necessary to ensure reporting from the subsidiaries would be sufficient for us to develop reliable financial statements. We have authorized Ernst & Young to respond to the inquiries of the successor accountant concerning this matter. We determined to address the deficiencies identified by Ernst & Young in consultation with our new independent public accountants.

AUDIT FEES

Fees paid to Grant Thornton for audit services, as approved by the Audit Committee, totaled approximately $492,000 in 2003 and approximately $483,000 in 2004, including fees associated with the annual audit, the reviews of the Company's quarterly reports on Form 10-Q, and statutory audits required internationally.

AUDIT-RELATED FEES

Fees paid to Grant Thornton for audit-related services, as approved by the Audit Committee, totaled approximately $71,000 in 2003 and approximately $0 in 2004. Audit-related services principally include due diligence in connection with acquisitions, accounting consultations and benefit plan audits.

TAX FEES

Fees paid to Grant  Thornton for tax  services,  including tax  compliance,  tax
advice  and  tax  planning,   as  approved  by  the  Audit  Committee,   totaled
approximately $0 in 2003 and $0 in 2004.

ALL OTHER FEES

There were no fees for any other services provided by Grant Thornton not included above in either 2003 or 2004.

APPROVAL OF NON-AUDIT SERVICES

All non-audit services to be presented to the Audit Committee for pre-approval. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

The ratification of Grant Thornton LLP as the Company's independent public accountants for the fiscal year ended December 31, 2005 will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting. All Proxies will be voted to approve the ratification of the appointment of the independent public accountants unless a contrary vote is indicated on the enclosed Proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

The following table sets forth, as to the Chief Executive Officer and as to each of the other four most highly compensated officers whose compensation exceeded $100,000 during the last fiscal year (the "Named Executive Officers"), information concerning all compensation paid for services to the Company in all capacities for each of the three years ended December 31 indicated below.


                                                      ANNUAL COMPENSATION                  LONG TERM COMPENSATION
                                              -------------------------------------      ----------------------------
                                                                                                             ALL
                                                                        OTHER ANNUAL      NUMBER OF         OTHER
NAME                         FISCAL YEAR      SALARY        BONUS       COMPENSATION     SECURITIES      COMPENSATION
----                            ENDED         ------        -----       ------------     UNDERLYING      ------------
PRINCIPAL POSITION(1)        DECEMBER 31,       ($)          ($)           ($)(2)          OPTIONS          ($)(3)
-------------------------    ------------     ------        -----       ------------     ----------      ------------

Barry Aved(4)............        2004         415,385         --             --              30,000           --
   President and Chief           2003         123,077         --             --             504,000           --
   Executive Officer             2002           --            --             --                --             --

Gerard Guez(5)...........        2004          50,000         --             --                --             --
   Chairman of  the              2003         211,538(6)      --             --           1,000,000           --
   Board of Directors            2002         450,000         --             --           1,000,000         50,000

Todd Kay.................        2004         519,231         --             --                --             --
   Vice Chairman                 2003         500,000       20,000           --           1,000,000           --
   the Board of Directors        2002         450,000         --             --           1,000,000         50,000

Charles Ghailian(7)......        2004         398,736      170,000           --                --             --
   President of                  2003         383,968      222,500           --              25,000           --
   Tag Mex, Inc.                 2002         383,968      170,000           --                --             --

Corazon Reyes(8).........        2004         181,594         --             --                --             --
   Chief Financial               2003         148,320         --             --                --             --
   Officer
                                 2002         148,320         --             --                --             --

Patrick Chow(9)..........        2004         225,769         --             --              25,000           --
   Chief Financial               2003         250,000      100,000           --             100,000           --
   Officer
                                 2002         220,000       75,000           --                --             --
----------

(1) For a description of the employment contracts between certain officers and the Company, see "Employment Contracts," below.
(2) Certain of the Company's executive officers receive personal benefits in addition to salary and cash bonuses, including payment for unused vacation days, car allowances, living and relocation expenses and director fees. The aggregate amount of such personal benefits does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the officer.
(3) Represents the Company's contribution to defined contribution plans or, in the case of Messrs. Guez and Kay, contributions by the Company to a deferred compensation plan.
(4) Mr. Aved was appointed President on September 1, 2003 and was appointed as Chief Executive Officer on August 2, 2004.
(5) Mr. Guez served as the Company's Chief Executive Officer from the Company's inception until 2001, and again from March 2003 through August 2, 2004.
(6) Pursuant to the terms of the Mr. Guez's Employment Agreement, Mr. Guez was entitled to receive a base salary of $500,000 for fiscal year 2003. During 2003, Mr. Guez agreed to reduce his base salary to allow the Company to employ Mr. Aved as President and assume a portion of the duties previously performed by the CEO.
(7) Mr. Ghailian served as President of Chazzz, a division of Tag Mex, Inc., a wholly-owned subsidiary of the Company from 1999 until March 2002, and was appointed President of Tag Mex, Inc. on April 1, 2002.
(8)    Ms. Reyes was appointed Chief Financial Officer on August 16, 2004.
(9) Mr. Chow was appointed Chief Financial Officer on January 7, 2002 and resigned on August 16, 2004.

                          OPTION GRANTS IN FISCAL 2004

The following table sets forth certain information regarding the grant of stock options made during fiscal 2004 to the Named Executive Officers.

                                  PERCENT OF
                                    TOTAL
                                   OPTIONS                                      POTENTIAL
                     NUMBER OF    GRANTED TO                                 REALIZABLE VALUE
                    SECURITIES     EMPLOYEES                                    AT ASSUMED
                    UNDERLYING        IN        EXERCISE                   RATE OF STOCK PRICE
                      OPTIONS       FISCAL      OR BASE    EXPIRATION        APPRECIATION FOR
NAME                  GRANTED       YEAR(1)     PRICE(2)      DATE            OPTION TERM(3)
----                -----------   ----------    --------   -----------    --------------------
                                                                             5%          10%
                                                                             --          ---
Barry Aved.....       30,000          55%        $3.68      1/2/2014      $69,430     $175,949
Patrick Chow...       25,000          45%        $3.68      1/2/2014      $57,858     $146,624

----------

(1) Options covering an aggregate of 55,000 shares were granted to employees during fiscal 2004.
(2) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.
(3) The potential realizable value is based on the assumption that the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These amounts are calculated pursuant to applicable requirements of the SEC and do not represent a forecast of the future appreciation of the common stock.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

The following table sets forth, for each of the Named Executive Officers, certain information regarding the exercise of stock options during fiscal 2004, the number of shares of common stock underlying stock options held at fiscal year-end and the value of options held at fiscal year-end based upon the last reported sales price of the common stock on The Nasdaq Stock Market on December 31, 2004 ($2.44 per share).

                         SHARES                     NUMBER OF SECURITIES
                        ACQUIRED                   UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                           ON         VALUE              OPTIONS AT             IN-THE-MONEY OPTIONS AT
                        EXERCISE    REALIZED          DECEMBER 31, 2004            DECEMBER 31, 2004
-------------------    ---------    --------    ----------------------------   --------------------------
NAME                                            EXERCISABLE    UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
----                                            -----------    -------------   -----------  -------------
Barry Aved...........      --          --           150,000          409,000       --           --
Gerard Guez..........      --          --         1,766,668        1,000,000       --           --
Todd Kay.............      --          --         1,433,332        1,000,000       --           --
Charles Ghailian.....      --          --           178,250           18,750       --           --
Corazon Reyes........      --          --            90,612                0       --           --
Patrick Chow.........      --          --            87,000          100,000       --           --


EMPLOYMENT AND SEVERANCE AGREEMENTS
-----------------------------------

The Company has entered into employment contracts with the following Named Executive Officers.

Pursuant to an employment contract dated September 1, 2003, Barry Aved has been employed as our President. In August 2004, Mr. Aved was also appointed Chief Executive Officer. Mr. Aved's employment agreement provides for an annual base salary of $400,000, and an initial grant of options to purchase 500,000 shares of our common stock, vesting in equal annual installments four years from the grant date. The agreement is be subject to automatic renewal annually and either party must give 60 days notice of intent to terminate employment prior to the annual renewal dated. This agreement provides that if we terminate Mr. Aved without cause (as defined), then we will be obligated to continue to pay Mr. Aved his then-current base salary and bonus through the remaining term of the agreement.

Pursuant to an employment agreement originally entered into as of January 1, 1998 (and amended as of January 10, 2000, April 1, 2003 and April 1, 2004), Gerard Guez is employed as the Chairman of our Board of Directors. Mr. Guez's employment agreement, as amended, provides for an annual salary of $50,000 for the remaining term of the agreement, which continues until March 31, 2006. This agreement provides that if we terminate Mr. Guez without cause (as defined), then we will be obligated to continue to pay Mr. Guez his then-current base salary and bonus through the remaining term of the agreement.

Pursuant to an employment agreement originally entered into as of January 1, 1998 (and amended as of January 10, 2000, April 1, 2003 and April 1, 2004), Todd Kay is employed as the Vice Chairman of our Board of Directors. Mr. Kay's employment agreement, as amended, provides for an annual salary of $500,000 for the remaining term of the agreement, which continues until March 31, 2006. This agreement provides that if we terminate Mr. Kay without cause (as defined), then we will be obligated to continue to pay Mr. Kay his then-current base salary and bonus through the remaining term of the agreement.

Pursuant to an employment contract dated March 23, 1999, and as amended as of April 1, 2002, Charles Ghailian is employed as President of Tag Mex, Inc., a wholly-owned subsidiary of the Company. Mr. Ghailian's employment agreement originally provided for an annual base salary of $480,000, but in 2000 we agreed with Mr. Ghailian to reduce Mr. Ghailian's annual base salary by 20%. In addition, the agreement provides that, as long as Tag Mex, Inc. reports specified amounts of net sales and pre-tax income as set forth in the agreement, Mr. Ghailian will receive an annual bonus of $170,000. The employment agreement also provides for an additional bonus as Mr. Ghailian and we mutually agree upon. In addition, the Mr. Ghailian was initially granted options to purchase 36,000 shares common stock under the agreement and an additional 100,000 shares pursuant to the amendment effective April 1, 2002.

EMPLOYEE BENEFIT PLANS
----------------------

The Company has adopted the Tarrant Apparel Group Employee Incentive Plan (the "Employee Incentive Plan"). Up to 5,100,000 shares of our common stock are authorized to be issued pursuant to the Employee Incentive Plan. The Employee Incentive Plan currently provides for the issuance of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock and other performance-based benefits. The purpose of the Employee Incentive Plan is to enable the Company to attract, retain and motivate officers, directors, employees and independent contractors by providing for performance-based benefits. The Employee Incentive Plan is administered by the Compensation Committee of the Board of Directors. As of December 31, 2004, there were 2,181,962 shares of our common stock subject to outstanding options granted under the Employee Incentive Plan and 2,918,038 shares (subject to adjustment to prevent dilution) available for awards granted under the Employee Incentive Plan. In addition, as of December 31, 2004, there were 6,150,000 shares of our common stock subject to outstanding options granted outside of the Employee of Incentive Plan.

In 1994, the Company adopted a Profit Sharing 401(k) Plan (the "Profit Sharing Plan") which is intended to be qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended. To be eligible, an employee must have been employed by the Company for at least one year. The Profit Sharing Plan permits employees who have completed one year of service to defer from 1% to 15% of their annual compensation into the Profit Sharing Plan. Additional annual contributions may be made at the discretion of the Company, and a 50% (100% effective July 1, 1995) matching contribution may be made by the Company up to a maximum of 6% (5% effective July 1, 1995) of a participating employee's annual compensation. Contributions made by the Company vest according to a schedule set forth in the Profit Sharing Plan.

Tarrant HK has adopted a Mandatory Provident Fund Scheme - AIA-JF Premium MPF Scheme under the Mandatory Provident Fund Schemes Ordinance, in which the employees who have joined the Company since December 1, 2000 are eligible to enroll. Monthly contributions are made based on 5% of the employees' relevant income.

In addition Tarrant HK has adopted a defined contribution retirement benefits scheme -the National Mutual Central Provident Fund Scheme (the "Provident Fund scheme") which has been approved under Section 87A of the Inland Revenue Ordinance of Hong Kong since 1992. This scheme has been registered as a Mandatory Provident Fund exempted Occupational Retirement Schemes Ordinance scheme under the Mandatory Provident Fund Schemes Ordinance. From August 1992, an employee, upon completion of one full year's service with Tarrant HK, is entitled to enroll in the Provident Fund scheme on voluntary basis. Since December 1, 2000, no new members have been allowed to enroll in this scheme. Monthly contributions are made based on 5% of the employees' basic salary. The employees having completed more than 3 years of service with Tarrant HK are entitled to the Company's vested benefits according the vesting scale of the Provident Fund scheme.

EQUITY COMPENSATION PLAN INFORMATION
------------------------------------

         The following table sets forth certain information regarding our equity compensation plans as of December 31, 2004.

                           NUMBER OF SECURITIES TO    WEIGHTED-AVERAGE EXERCISE        NUMBER OF SECURITIES
                           BE ISSUED UPON EXERCISE       PRICE OF OUTSTANDING         REMAINING AVAILABLE FOR
                           OF OUTSTANDING OPTIONS,      OPTIONS, WARRANTS AND      FUTURE ISSUANCE UNDER EQUITY
                             WARRANTS AND RIGHTS                RIGHTS                  COMPENSATION PLANS
                           -----------------------    -------------------------    ----------------------------
Equity compensation
plans approved by
security holders ........         8,331,962                     $7.22                        2,918,038
Equity compensation
plans not approved by
security holders ........         1,111,732                     $4.23                           --
                           -----------------------    -------------------------    ----------------------------
Total ...................         9,443,694                     $6.87                        2,918,038


MATERIAL FEATURES OF INDIVIDUAL EQUITY COMPENSATION PLANS NOT APPROVED BY SHAREHOLDERS

         Sanders Morris Harris Inc. acted as placement agent in connection with our October 2003 private placement financing transaction. As partial consideration for their services as placement agent, we issued to Sanders Morris Harris a warrant to purchase 881,732 shares of our common stock at an exercise price of $4.65 per share. The warrant has a term of 5 years. As of April 17, 2004, the warrant became fully vested and exercisable.

         Sanders Morris Harris Inc. acted as placement agent in connection with our January 2004 registered sale of 1,200,000 shares of our common stock. As partial consideration for their services as placement agent, we issued to Sanders Morris Harris a warrant to purchase 30,000 shares of our common stock at an exercise price of $3.35 per share. The warrant is fully vested and exercisable and has a term of five years.

         T.R. Winston & Company acted as placement agent in connection our December 2004 private placement financing transaction. As partial consideration for their services as placement agent, we issued T.R. Winston & Company a warrant to purchase 200,000 shares our common stock at an exercise price of $2.50 per share. The warrant has a term of five years. The warrant will become vested and exercisable on June 14, 2005.

REPORT OF COMPENSATION COMMITTEE
--------------------------------

The Compensation Committee is charged with the responsibility of administering all aspects of our executive compensation programs. The Compensation Committee, which currently is comprised of five independent, non-employee directors also grants all stock options and otherwise generally administers our stock option plans. Following review and approval by the Compensation Committee, determinations pertaining to executive compensation are generally submitted to the full Board of Directors for approval. In connection with its deliberations, the Compensation Committee seeks, and is significantly influenced by, the views of the Chief Executive Officer with respect to appropriate compensation levels of the other officers.

         TOTAL COMPENSATION. It is the philosophy of the Compensation Committee that executive compensation should be structured to provide an appropriate relationship between executive compensation and performance of our company and the share price of our common stock, as well as to attract, motivate and retain executives of outstanding abilities and experience. Since its inception, we have maintained the philosophy that executive compensation should be competitive with that provided by other companies in the apparel industry to assist us in attracting and retaining qualified executives critical to our long-term success.

         BASE SALARY. Base salaries are negotiated at the commencement of an executive's employment or upon renewal of his or her employment agreement, and are designed to reflect the position, duties and responsibilities of each executive officer, the cost of living in the area in which the officer is located, and the market for base salaries of similarly situated executives at other companies engaged in businesses similar to that of our company. Base salaries may be annually adjusted in the sole discretion of the Compensation Committee to reflect changes in any of the foregoing factors.

         STOCK INCENTIVE PLAN OPTIONS AND AWARDS. Under the Employee Incentive Plan, the Compensation Committee is authorized to grant any type of award which might involve the issuance of shares of common stock, options, warrants, convertible securities, stock appreciation rights or similar rights or any other securities or benefits with a value derived from the value of the common stock. The number of options granted to an individual is based upon a number of factors, including his or her position, salary and performance, and the overall performance and our stock price.

         ANNUAL INCENTIVES. The Compensation Committee believes that executive compensation should be determined with specific reference to our overall performance and goals, as well as the performance and goals of the division or function over which each individual executive has primary responsibility. In this regard, the Compensation Committee considers both quantitative and qualitative factors. Quantitative items used by the Compensation Committee in analyzing our performance include sales and sales growth, results of operations and an analysis of actual levels of operating results and sales to budgeted amounts. Qualitative factors include the Compensation Committee's assessment of such matters as the enhancement of our image and reputation, expansion into new markets, and the development and success of new products and new marketing programs.

         We developed, and the Compensation Committee approved a performance incentive plan for executives and employees for the year 2004 based on specific goals and criteria. For management, there was a provision for a bonus to be paid for sales that exceeded the budget by a fixed amount.

         The Compensation Committee attributes various weights to the qualitative factors discussed above based upon their perceived relative importance to us at the time compensation determinations are made. Each executive's performance is evaluated with respect to each of these factors, and compensation levels are determined based on each executive's overall performance.

         DETERMINATION OF CHIEF EXECUTIVE OFFICER'S COMPENSATION. In fiscal year 2004, Gerard Guez served as our Chief Executive Officer from January 1, 2004 to August 2, 2004, after which time Mr. Guez continued to serve as Chairman. As compensation, Mr. Guez received total base salary of $50,000 and no cash bonus during fiscal 2004. Barry Aved served as our Chief Executive Officer from August 2, 2004 to the present and also served as President for the full fiscal year. As compensation, Mr. Aved received an annual base salary of $400,000 and no cash bonus during fiscal 2004 and was granted options to purchase 30,000 shares of our common stock. These compensation packages were established based upon a comparative analysis of other similarly situated chief executive officers conducted by the Compensation Committee. Our Chief Executive Officer also participates in the management incentive plan approved by the Compensation Committee.

         The  Compensation  Committee  intends to continue its policy of linking
executive   compensation  with  maximizing  shareholder  returns  and  corporate performance to the extent possible through the programs described above.

         OMNIBUS BUDGET RECONCILIATION ACT IMPLICATIONS FOR EXECUTIVE COMPENSATION. Effective January 1, 1994, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), a public company generally will not be entitled to a deduction for non-performance-based compensation paid to certain executive officers to the extent such compensation exceeds $1.0 million. Special rules apply for "performance-based" compensation, including the approval of the performance goals by the shareholders of the Company.

         All compensation paid to our employees in fiscal 2004 will be fully deductible. With respect to compensation to be paid to executives in 2005 and future years, in certain instances such compensation may exceed $1.0 million. However, in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible.

                                                       COMPENSATION COMMITTEE
                                                       Stephan Farouze
                                                       Milton Koffman
                                                       Joseph Mizrachi
                                                       Simon Mani
                                                       Mitchell Simbal

REPORT OF AUDIT COMMITTEE
-------------------------

The Audit Committee of the Board of Directors, which consists of independent directors (as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' Marketplace Rules), has furnished the following report:

The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board of Directors. The written Charter of the Audit Committee was amended by the Board of Directors in 2004 in light of enhanced audit committee responsibilities resulting from new legislation and regulatory requirements. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board of Directors for approval.

The  Audit  Committee  is  responsible  for  overseeing  the  Company's  overall
financial  reporting  process.  In  fulfilling  its   responsibilities  for  the
financial statements for fiscal year 2004, the Audit Committee:

   - Reviewed and discussed the audited financial statements for the year ended December 31, 2004 with management and Grant Thornton LLP (the "Auditors"), the Company's independent auditors;

   - Discussed with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

   - Received written disclosures and the letter from the Auditors regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed with the Auditors their independence.

Based on the Audit Committee's review of the audited financial statements and discussions with management and the Auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

The Audit Committee also considered the status of pending litigation and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

                                                       AUDIT COMMITTEE
                                                       Mitchell Simbal, Chairman
                                                       Stephane Farouze
                                                       Milton Koffman
                                                       Joseph Mizrachi
                                                       Simon Mani

PERFORMANCE GRAPH
-----------------

The following graph sets forth the percentage change in cumulative total shareholder return of our common stock during the five-year period from December 31, 1999 to December 31, 2004, compared with the cumulative returns of the NASDAQ Stock Market (U.S. Companies) Index and a peer group of companies. The component entities of the peer group consist of BIB Holdings Limited, Jaclyn Inc. and Nitches Inc. and were generated by Research Data Group, Inc. The comparison assumes $100 was invested on December 31, 1999 in our common stock and in each of the foregoing indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.


                                [GRAPHIC OMITTED]

                                                      Cumulative Total Return
                                    -----------------------------------------------------------
                                     12/99      12/00      12/01      12/02     12/03     12/04
TARRANT APPAREL GROUP ......        100.00      37.66      56.94      42.49     37.30     25.35
NASDAQ STOCK MARKET (U.S.) .        100.00      60.30      45.49      26.40     38.36     40.51
PEER GROUP .................        100.00     140.01     128.29     184.18     17.42     18.42

CERTAIN TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS
----------------------------------------------------------

Except as disclosed in this Proxy Statement, neither the nominees for election as directors of the Company, the directors or senior officers of the Company, nor any shareholder owning more than five percent of the issued shares of the Company, nor any of their respective associates or affiliates, had any material interest, direct or indirect, in any material transaction to which the Company was a party during fiscal 2004, or which is presently proposed.

See "Employment Contracts" for a summary of employment agreements with certain of our executive officers.

We lease our principal offices and warehouse located in Los Angeles, California from GET and office space in Hong Kong from Lynx International Limited. GET and Lynx International Limited are each owned by Gerard Guez, our Chairman of the Board of Directors, and Todd Kay, our Vice Chairman of the Board of Directors. We believe, at the time the leases were entered into, the rents on these properties were comparable to then prevailing market rents. We are currently leasing both of these facilities on a month-to-month basis. We paid $1,330,000 in 2004 for rent for office and warehouse facilities at these locations.

In February 2004, our Hong Kong subsidiary entered into a 50/50 joint venture with Auto Enterprises Limited, an unrelated third party, to source products for Seven Licensing Company, LLC and our Private Brands subsidiary in mainland China. On May 31, 2004, after realizing an accumulated loss from the venture of approximately $200,000 (our share being half), we sold our interest for $1 to Asia Trading Limited, a company owned by Jacqueline Rose, wife of Gerard Guez. The venture owed us $221,000 as of December 31, 2004.

On October 16, 2003, we leased to affiliates of Mr. Kamel Nacif, a shareholder at the time of the transaction, for a substantial portion of our manufacturing facilities and operations in Mexico including real estate and equipment. We leased our twill mill in Tlaxcala, Mexico, and our sewing plant in Ajalpan, Mexico, for a period of 6 years and for an annual rental fee of $11 million. In connection with this lease transaction, we also entered into a management services agreement pursuant to which Mr. Nacif's affiliates agreed to manage the operation of our remaining facilities in Mexico in exchange for the use of such facilities. The term of the management services agreement was also for a period of 6 years. In 2004, $5.5 million of lease income was recorded in other income. We agreed to purchase annually, six million yards of fabric manufactured at the facilities leased and/or operated by Mr. Nacif's affiliates at market prices to be negotiated. We purchased $5.3 million of fabric under this agreement in 2004. Net amount due from Mr. Kamel Nacif and his affiliates was $183,000 as of December 31, 2004.

In August 2004, we entered into a purchase and sale agreement to sell to Mr. Nacif's affiliates, substantially all of our assets and real property in Mexico, including the equipment and facilities we previously leased to Mr. Nacif's affiliates. Upon completion of this transaction in the fourth quarter of 2004, we entered into a new purchase commitment agreement with Mr. Nacif's affiliates to replace our previously purchase commitment agreement. Pursuant the new purchase commitment agreement we agreed to purchase $5 million of fabric manufactured at the facilities we sold to Mr. Nacif's affiliates annually over the ten-year term of the agreement, at negotiated market prices.

From time to time in the past, we borrowed funds from, and advanced funds to, certain officers and principal shareholders, including Gerard Guez and Todd Kay. The greatest outstanding balance of such advances to Mr. Guez during 2004 was approximately $4,796,000. Mr. Guez paid expenses on our behalf of approximately $456,000 and $400,000 for the years ended December 31, 2003 and 2004, respectively, which amounts were applied to reduce accrued interest and principal on Mr. Geuz's loan. Subsequently, Mr. Guez repaid $2.3 million of this indebtedness during January and February of 2005. This $2.3 million was included in due from related parties in the accompanying consolidated balance sheet as of December 31, 2004. The remaining balance of $2,466,000 is payable on demand and had been shown as reductions to shareholders' equity as of December 31, 2004. There were no outstanding advances from or borrowing to Mr. Kay during 2004. All advances to, and borrowings from, Mr. Guez bore interest at the rate of 7.75% during the period. Total interest paid by Mr. Guez was $374,000 and $370,000 for the years ended December 31, 2003 and 2004, respectively. Since the enactment of the Sarbanes-Oxley Act in 2002, no further personal loans (or amendments to existing loans) have been or will be made to officers or directors of Tarrant.

Since June 2003, United Apparel Venture LLC, a majority owned, controlled and consolidated subsidiary of Tarrant, has been selling to Seven Licensing Company, LLC ("Seven Licensing"), jeans wear bearing the brand "Seven7", which is ultimately purchased by Express. Seven Licensing is beneficially owned by Gerard Guez. In the third quarter of 2004, in order to strengthen our own private brand business, we decided to discontinue sourcing for Seven7. Total sales to Seven Licensing during the year ended December 31, 2004 were $2.6 million.

On July 1, 2001, we formed an entity to jointly market, share certain risks and achieve economies of scale with Azteca Production International, Inc. ("Azteca"), called United Apparel Ventures, LLC ("UAV"). Azteca is owned by Hubert Guez, the brother of Gerard Guez, our Chairman. This entity was created to coordinate the production of apparel for a single customer of our branded business. UAV is owned 50.1% by Tag Mex, Inc., our wholly owned subsidiary, and 49.9% by Azteca. Results of the operation of UAV have been consolidated into our results since July 2001 with the minority partner's share of all gains and loses eliminated through the minority interest line in our financial statements. Due to the restructuring of our Mexico operations, we discontinued manufacturing for UAV customers in the second quarter of 2004. Two and one half percent of gross sales as management fees were paid in 2003 and 2004 to each of the members of UAV, per the operating agreement. We purchased $37.0 million, $37.1 million and $11.5 million of finished goods and service from Azteca and its affiliates for the years ended December 31, 2002, 2003 and 2004, respectively. Our total sales of fabric and service to Azteca in 2002, 2003 and 2004 were $2.9 million, $9.9 million and $1.0 million, respectively.

At December 31, 2004, Messrs. Guez and Kay beneficially owned 961,000 and 1,003,500 shares, respectively, of common stock of Tag-It Pacific, Inc. ("Tag-It"), collectively representing 10.8% of Tag-It Pacific's common stock at December 31, 2004. Tag-It is a provider of brand identity programs to manufacturers and retailers of apparel and accessories. Tag-It assumed the responsibility for managing and sourcing all trim and packaging used in connection with products manufactured by or on our behalf in Mexico. We believe that the terms of this arrangement, which is subject to the acceptance of our customers, are no less favorable to us than could be obtained from unaffiliated third parties. Due to the restructuring of our Mexico operations, Tag-it no longer manages our trim and packaging requirements. We purchased $1.0 million of trim from Tag-It during the year ended December 31, 2004. From time to time we have guaranteed the indebtedness of Tag-It for the purchase of trim on our behalf.

We believe the each of the transactions described above has been entered into on terms no less favorable to us than could have been obtained from unaffiliated third parties. We have adopted a policy that any transactions between us and any of our affiliates or related parties, including our executive officers, directors, the family members of those individuals and any of their affiliates, must (i) be approved by a majority of the members of the Board of Directors and by a majority of the disinterested members of the Board of Directors and (ii) be on terms no less favorable to us than could be obtained from unaffiliated third parties.

PRINCIPAL SHAREHOLDERS
----------------------

The following table sets forth as of March 31, 2005, unless otherwise indicated, certain information relating to the ownership of our common stock by (i) each of our directors, (ii) each of our current named executive officers, and (iii) all of our current named executive officers and directors as a group. Except as listed below, there are no other persons known to us to the beneficial owner of more than five percent of the outstanding shares of our common stock. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares owned. The address of each person listed is in care of the Company, 3151 East Washington Blvd., Los Angeles, CA 90023, unless otherwise set forth below such person's name.

                                        Number of Shares of
                                        Common Stock
Name and Address                        Beneficially Owned (1)      Percent (1)
DIRECTORS AND NAMED EXECUTIVE
   OFFICERS:
Gerard Guez..........................        12,383,084  (2)              39.8%
Todd Kay.............................         4,495,999  (3)              14.6%
Corazon Reyes........................           323,500  (4)               1.1%
Barry Aved...........................           218,500  (5)                *
Charles Ghailian.....................           178,250  (6)                *
Joseph Mizrachi......................            18,000  (6)                *
Milton Koffman.......................            16,000  (6)                *
Mitchell Simbal......................            16,000  (6)                *
Stephane Farouze.....................             5,000  (6)                *
Simon Mani...........................                 0                     --

DIRECTORS AND OFFICERS AS A GROUP
   (10 PERSONS)......................        17,654,333  (9)              52.7%

----------
*      Less than one percent.

(1) Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding at March 31, 2005. Percentage ownership is based upon 28,814,763 shares of common stock issued and outstanding as of March 31, 2005.
(2) Includes 461,518 shares held by GKT Investments, LLC, a Delaware limited liability company owned 100% by Mr. Guez and 2,266,668 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or prior to May 30, 2005. Mr. Guez has pledged an aggregate of 3,394,851 of such shares to financial institutions to secure the repayment of loans to Mr. Guez or corporations controlled by Mr. Guez and has pledged 4,600,000 of such shares to UPS Capital Global Trade Finance Corporation to secure his guarantee of our repayment of our debt obligations to UPS.
(3) Includes 1,933,332 shares of common stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or prior to May 30, 2005. Mr. Kay has pledged an aggregate of 1,115,000 of such shares to financial institutions to secure the repayment of loans to Mr. Kay or corporations controlled by the Mr. Kay.
(4) Includes 90,612 shares of common stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or prior to May 30, 2005.
(5) Includes 158,500 shares of common stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or prior to May 30, 2005.
(6) Consists of shares of common stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or prior to May 30, 2005.

(7) Information regarding the beneficial ownership of The Pinnacle Fund, L.P. is taken from a Schedule 13G as filed on December 11, 2003.
(8) Information regarding the beneficial ownership of Atlas Capital Management, L.P., RHA, Inc. and Robert H. Alpert is taken from a Schedule 13G as filed on December 11, 2003.
(9) Includes 4,682,362 shares of common stock reserved for issuance upon exercise of stock options that are or will become exercisable on or prior to May 30, 2005.

The information as to shares beneficially owned has been individually furnished by the respective directors, Named Executive Officers, and other shareholders of the Company, or taken from documents filed with the SEC.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
-------------------------------------------------------

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent shareholders are required by SEC regulations to furnish the Company with all Section 16(a) forms they file. Based solely on its review of the copies of the forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that, during the year ended December 31, 2003, all of the Company's executive officers, directors and greater-than-ten percent shareholders complied with all Section 16(a) filing requirements except the following: Simon Mani filed one late Form 3 on January 10, 2005 reporting his appointment as a director of the Company and initial grant of options to purchase 20,000 shares of common stock, which Form 3 should have been filed on or before December 16, 2004; and Rosa Lisette Nacif Benavides filed one late Form 4 on December 14, 2004 reporting the sale of 3,000,000 shares of common stock, which Form 4 should have been filed on or before December 6, 2004.

SHAREHOLDER PROPOSALS
---------------------

Any shareholder who intends to present a proposal at the 2006 Annual Meeting of Shareholders for inclusion in the Company's Proxy Statement and Proxy form relating to such Annual Meeting must submit such proposal to the Company at its principal executive offices by January 3, 2006. In addition, in the event a shareholder proposal is not received by the Company by March 18, 2006, the Proxy to be solicited by the Board of Directors for the 2006 Annual Meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2006 Annual Meeting without any discussion of the proposal in the Proxy Statement for such meeting.

SEC rules and regulations provide that if the date of the Company's 2006 Annual Meeting is advanced or delayed more than 30 days from the date of the 2005 Annual Meeting, shareholder proposals intended to be included in the proxy materials for the 2006 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2006 Annual Meeting. Upon determination by the Company that the date of the 2006 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2005 Annual Meeting, the Company will disclose such change in the earliest possible Quarterly Report on Form 10-Q.

SOLICITATION OF PROXIES
-----------------------

It is expected that the solicitation of Proxies will be by mail. The cost of solicitation by management will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise.

ANNUAL REPORT ON FORM 10-K
--------------------------

THE COMPANY'S ANNUAL REPORT ON FORM 10-K, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2004, WILL BE MADE

AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, TARRANT APPAREL GROUP, 3151 EAST WASHINGTON BOULEVARD, LOS ANGELES, CALIFORNIA 90023.

                                     ON BEHALF OF THE BOARD OF DIRECTORS

                                        /S/ GERARD GUEZ
                                     ----------------------------------
                                     GERARD GUEZ, CHAIRMAN OF THE BOARD



3151 East Washington Boulevard
Los Angeles, California 90023
April 15, 2005

                              TARRANT APPAREL GROUP
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, a shareholder of TARRANT APPAREL GROUP, a California corporation (the "Company"), hereby nominates, constitutes and appoints Barry Aved and Corazon Reyes, or either one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company, to be held on May 26, 2005, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE FOR ALL PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Proposal 1. To elect the Board of Directors' four nominees as directors:

     Barry Aved      Stephane Farouze     Milton Koffman      Mitchell Simbal

     |_|  FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)

     |_|  WITHHELD for all nominees listed above

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below:)

     ---------------------------------------------------------------------------

     The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.

Proposal 2. To ratify the  appointment  of Grant  Thornton LLP as the  Company's independent public accountants for the year ending December 31, 2005.

     |_| FOR                  |_| AGAINST              |_| ABSTAIN

     The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated April 15, 2005, relating to the Annual Meeting.

                                    Dated:___________________________, 2005

                                    Signature:_____________________________

                                    Signature:_____________________________
                                    Signature(s) of Shareholder(s)
                                    (See Instructions Below)

                                    The  Signature(s)  hereon should  correspond
                                    exactly    with   the    name(s)    of   the
                                    Shareholder(s)   appearing   on  the   Share
                                    Certificate. If stock is held jointly, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

|_| Please indicate by checking this box if you anticipate attending the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE